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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                          AMERICA WEST AIRLINES, INC.
                    PASS THROUGH CERTIFICATES, SERIES 1998-1


     This form or one substantially equivalent hereto must be used to accept the Exchange Offer of America West Airlines, Inc. (the "Company") made pursuant to the Prospectus, dated March 26, 1999 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal") if certificates for Old Certificates are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Wilmington Trust Company (the "Exchange Agent") prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Old Certificates pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms not defined herein are defined in the Prospectus.


             DELIVERY TO: WILMINGTON TRUST COMPANY, EXCHANGE AGENT

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        By Mail or Overnight Delivery:                            By Hand:
           Wilmington Trust Company                       Wilmington Trust Company
           1100 North Market Street                 1105 North Market Street, 1st Floor
       Wilmington, Delaware 19890-0001                   Wilmington, Delaware 19890
           Attention: Kristin Long                 Attention: Corporate Trust Operations
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                            Facsimile Transmission:
                                 (302) 651-1079

                             Confirm by Telephone:
                                 (302) 651-1562
                                  Kristin Long

     Delivery of this instrument to an address other than as set forth above, or transmission of instructions via facsimile other than as set forth above, will not constitute a valid delivery.
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Ladies and Gentlemen:

     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Old Certificates set forth below, pursuant to the guaranteed delivery procedure described in "The Exchange Offer -- Guaranteed Delivery Procedures" section of the Prospectus.

             ------------------------------------------------------

   Principal Amount of Old Certificates Tendered:

   $
   ----------------------------------------------------

   Certificate Nos. (if available):

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   If Old Certificates will be delivered by book-entry transfer to The
   Depository Trust Company, provide account number.

   The Depository Trust Company
   Account No.
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   Name(s) of Record Holder(s):

   ------------------------------------------------------

   ------------------------------------------------------
                              PLEASE PRINT OR TYPE

   Address(es):

   ------------------------------------------------------

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   Area Code and Telephone Number(s):

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   Signature(s):

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   ------------------------------------------------------

   Dated:
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                 THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

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                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any "eligible guarantor" institution within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, the certificates representing all tendered Old Certificates, in proper form for transfer, or a Book-Entry Confirmation, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH THEREIN AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

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
Name of Firm ----------------------------------
                                                          ---------------------------------------------------
                                                          AUTHORIZED SIGNATURE
Address: -----------------------------------------        Name: -------------------------------------------
                                                          (PLEASE TYPE OR PRINT)
                                                          Title: --------------------------------------------
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Area Code and
Telephone Number: -----------------------------           Date: --------------------------------------------
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